UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2015 (March 2, 2015)

LAREDO PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 900, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 2, 2015, Laredo Petroleum, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), providing for the offer and sale by the Company (the “Offering”) of 60,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a price to the public of $11.05 per share ($10.9395 per share, net of underwriting discount).  Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 9,000,000 shares of Common Stock on the same terms, which was exercised in full on March 3, 2015.

The offering is expected to close on or about March 5, 2015. The Company will receive net proceeds of approximately $754.3 million (after deducting underwriting discounts and commissions and estimated offering expenses) from the Offering and the full exercise of the option. The Company intends to use the net proceeds from the Offering to repay all of its outstanding indebtedness under its senior secured credit facility and to apply the excess to capital expenditures or, subject to approval of the lenders under its senior secured credit facility, redeem a portion of the outstanding $550 million of its 9 1/2% senior unsecured notes due 2019.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any of those liabilities. The Offering is being made pursuant to a prospectus supplement dated March 2, 2015 and the base prospectus dated March 22, 2013, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187479).

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Waiver Letter to Credit Facility

On March 3, 2015, the Company entered into a waiver letter (the “Waiver Letter”) under its senior secured credit facility to permit it to apply up to $350,000,000 of net proceeds from the Offering, including such proceeds applied to repay all of the outstanding indebtedness under the senior secured credit facility and, subject to the terms and conditions of the credit facility, reborrowed to the redemption of the Company’s outstanding 9 ½% senior unsecured notes due 2019.

The foregoing description of the Waiver Letter is not complete and is qualified in its entirety by reference to the full text of the Waiver Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 7.01.  Regulation FD Disclosure.

On March 2, 2015, the Company announced that it had commenced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 2, 2015, the Company announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 2, 2015, by and between Laredo Petroleum, Inc. and Credit Suisse Securities (USA) LLC
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP
10.1

Waiver Letter to Fourth Amended and Restated Credit Agreement, dated March 3, 2015, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions signatory thereto

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)
99.1	Press release dated March 2, 2015
99.2	Press release dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: March 4, 2015	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 2, 2015, by and between Laredo Petroleum, Inc. and Credit Suisse Securities (USA) LLC
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP
10.1	Waiver Letter, dated March 3, 2015, among Laredo Petroleum, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions signatory thereto
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)
99.1	Press release dated March 2, 2015
99.2	Press release dated March 2, 2015